Exhibit 99.2
MID-AMERICA BANCSHARES, INC.
Consolidated Balance Sheets
September 30, 2007 and December 31, 2006
(Unaudited)

	September 30,	December 31,
	2007	2006
	(In Thousands)
Assets
Loans, less allowance for loan losses of $8,695,000 and $7,754,000, respectively	$817,324	$686,690
Securities:
Available-for-sale, at market (amortized cost — $172,582,000 and $169,391,000, respectively)	170,544	168,395
Held-to-maturity, at amortized cost (market value — $9,461,000 and $9,774,000, respectively)	9,741	9,740

Total securities	180,285	178,135

Restricted equity securities	2,621	2,174
Federal funds sold	—	7,145
Interest-bearing deposits in financial institutions	2,495	2,559
Loans held for sale	5,431	5,190

Total earning assets	1,008,156	881,893
Cash and due from banks	18,850	20,728
Premises and equipment, net	31,530	32,626
Accrued interest receivable	6,348	5,505
Other real estate	482	185
Intangible assets, net	4,115	4,714
Goodwill	19,147	19,147
Other assets	2,190	3,173

Total assets	$1,090,818	$967,971

Liabilities and Stockholders’ Equity
Deposits	$903,948	$823,755
Federal funds purchased	8,903	5,095
Line of credit	7,500	2,000
Securities sold under repurchase agreements	19,713	11,353
Deferred tax liability	707	1,153
Accrued interest and other liabilities	5,525	5,928
Advances from Federal Home Loan Bank	36,809	15,747

Total liabilities	983,105	865,031

Stockholders’ equity:
Series A Preferred Stock, authorized 25,000,000 shares	—	—
Common stock, $1 par value; authorized 75,000,000 shares, issued 13,995,545 and 13,922,956 shares issued and outstanding, respectively	13,995	13,923
Additional paid-in capital	88,161	87,666
Retained earnings	6,815	1,966
Net unrealized losses on available-for-sale securities, net of income taxes of $780,000 and $381,000, respectively	(1,258)	(615)

Total stockholders’ equity	107,713	102,940

Total liabilities and stockholders’ equity	$1,090,818	$967,971

See accompanying notes to consolidated financial statements (unaudited).

MID-AMERICA BANCSHARES, INC.
Consolidated Statements of Earnings
Three Months and Nine Months Ended September 30, 2007 and 2006
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(In Thousands, Except Per Share Amounts)
Interest income:
Interest and fees on loans	$16,370	9,094	$46,276	21,912
Interest and dividends on taxable securities	1,706	1,179	5,111	2,597
Interest and dividends on non-taxable securities	516	278	1,434	545
Interest on Federal funds sold	99	80	667	467
Interest on loans held for sale	55	30	172	85
Interest and dividends on restricted equity securities	40	35	110	68
Interest on interest-bearing deposit in financial institution	28	86	84	200
Other interest income	3	3	9	3

Total interest income	18,817	10,785	53,863	25,877

Interest expense:
Interest on negotiable order of withdrawal accounts	735	239	2,651	452
Interest on money market and savings accounts	1,632	680	4,259	1,659
Interest on certificates of deposit over $100,000	4,252	2,773	12,520	6,509
Interest on certificates of deposit — other	2,804	1,732	8,311	4,030
Interest on securities sold under repurchase agreements	212	77	490	128
Interest on Federal funds purchased and other borrowed funds	137	27	295	27
Interest on advances from the Federal Home Loan Bank	398	197	983	555

Total interest expense	10,170	5,725	29,509	13,360

Net interest income	8,647	5,060	24,354	12,517
Provision for loan losses	632	83	1,232	247

Net interest income after provision for loan losses	8,015	4,977	23,122	12,270

Other income:
Service charges on deposit accounts	611	315	1,748	729
Investment banking fees and commissions, net	472	339	1,341	1,007
Mortgage broker fees and fees on mortgage originations	497	431	1,728	1,056
Gain on sale of securities, net	—	6	—	—
Gain on sale of SBA loans	30	39	69	128
Title company income	47	68	187	199
Other fees and commissions	248	157	793	411

Total other income	1,905	1,355	5,866	3,530

Other expenses:
Salaries and employee benefits	4,055	2,990	12,423	7,729
Occupancy expenses, net	619	469	1,861	1,201
Furniture and equipment expense	539	422	1,592	1,078
Data processing expense	436	281	1,278	635
Advertising and marketing	88	128	253	380
Printing, stationary and supplies	166	119	502	340
Amortization of intangible assets	195	65	599	65
Loss on sale of securities, net	33	—	33	139
Other operating expenses	1,099	733	3,188	1,633
Loss and expense related to sale of other real estate	6	13	7	13
Loss on disposal of fixed assets	—	2	2	2

Total other expenses	7,236	5,222	21,738	13,215

Earnings before income taxes	2,684	1,110	7,250	2,585
Income taxes	892	345	2,401	683

Net earnings	$1,792	$765	$4,849	$1,902

Basic earnings per common share	$.13	.08	.35	.25

Diluted earnings per common share	$.13	.08	.34	.25

See accompanying notes to consolidated financial statements (unaudited).

MID-AMERICA BANCSHARES, INC.
Consolidated Statements of Comprehensive Earnings
Three and Nine Months Ended September 30, 2007 and 2006
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
		(In Thousands)
Net earnings	$1,792	$765	$4,849	$1,902

Other comprehensive earnings (loss):
Unrealized gains (losses) on available-for-sale securities arising during period, net of taxes of $581,000, $432,000, $412,000 and $177,000, respectively	921	696	(663)	285
Reclassification adjustment for (gains) losses included in earnings, net of taxes of $13,000, $2,000, $13,000 and $53,000, respectively	20	(4)	20	86

Other comprehensive earnings (loss)	941	692	(643)	371

Comprehensive earnings	$2,733	$1,457	$4,206	$2,273

See accompanying notes to consolidated financial statements (unaudited).

MID-AMERICA BANCSHARES, INC.
Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2007 and 2006
Increase (Decrease) in Cash and Cash Equivalents
(Unaudited)

	2007	2006
	(In Thousands)
Cash flows from operating activities:
Interest received	$52,497	$25,104
Fees and commissions received	4,151	2,474
Interest paid	(29,296)	(12,796)
Cash paid to suppliers and employees	(18,961)	(11,885)
Origination of loans held for sale	(85,229)	(48,158)
Proceeds from loan sales	86,716	49,889
Income taxes paid	(1,823)	(1,988)

Net cash provided by operating activities	8,055	2,640

Cash flows from investing activities:
Proceeds from sales, paydowns, maturities and calls of available-for- sale securities	24,474	18,189
Purchase of available-for-sale securities	(27,645)	(59,820)
Purchase of restricted stock	(445)	(183)
Loans made to customers, net of repayments	(131,943)	(56,090)
Purchase of premises and equipment	(836)	(2,900)
Proceeds from sale of fixed assets	19	—
Purchase of other real estate	—	(208)
Proceeds from sale of other real estate	187	668
Decrease (increase) in interest-bearing deposits in financial institutions	64	(2,109)
Proceeds from sale of repossessed assets	46	—
Cash and cash equivalents acquired in acquisition of Bank of the South	—	15,292

Net cash used in investing activities	(136,079)	(87,161)

Cash flows from financing activities:
Net increase in non-interest bearing, savings and NOW deposit accounts	44,441	24,605
Net increase in time deposits	35,558	48,208
Cash payment for fractional shares	—	(11)
Cash expense in connection with acquisition	—	(829)
Proceeds from sale of common stock	272	1,622
Increase in securities sold under repurchase agreements	8,360	5,946
Proceeds from Federal Home Loan Bank advances, net	21,062	2,910
Proceeds from advances from line of credit	5,500	—
Advances of Federal funds purchased	3,808	—

Net cash provided by financing activities	119,001	82,451

Net decrease in cash and cash equivalents	(9,023)	(2,070)
Cash and cash equivalents at beginning of period	27,873	33,134

Cash and cash equivalents at end of period	$18,850	$31,064

See accompanying notes to consolidated financial statements (unaudited).

MID-AMERICA BANCSHARES, INC.
Consolidated Statements of Cash Flows, Continued
Nine Months Ended September 30, 2007 and 2006
Increase (Decrease) in Cash and Cash Equivalents
(Unaudited)

	2007	2006
	(In Thousands)
Reconciliation of net earnings to net cash provided by operating activities:
Net earnings	$4,849	$1,902
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation, amortization and accretion	1,856	1,161
Amortization of intangible assets	327	37
Provision for loan losses	1,232	247
Stock based compensation expense	295	—
Loss on sale of securities, net	33	139
Loss on sale of repossessed assets	13	—
Loss on disposal of premises and equipment	2	2
Loss on sale of other real estate and related expenses	—	8
Restricted equity securities dividend reinvestment	(2)	(55)
(Increase) decrease in loans held for sale	(241)	675
Increase in interest receivable	(843)	(706)
Increase in accrued interest payable	19	541
Decrease in other liabilities	(469)	(1,271)
(Increase) decrease in other assets	984	(40)

Total adjustments	3,206	738

Net cash provided by operating activities	$8,055	$2,640

Supplemental Schedule of Non-Cash Activities:
Change in unrealized gains (losses) in value of securities available- for sale	$(643)	$371

Net non-cash transfer from loans to other real estate and repossessed assets, net	$543	$(210)

Acquisition of Bank of the South effective August 31, 2006 (See note 2 to consolidated financial statements related to share exchange)	$—	$59,516

See accompanying notes to consolidated financial statements (unaudited).

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements
(Unaudited)
Forward-Looking Statements
     Management’s discussion of the Company and management’s analysis of the Company’s operations and prospects, and other matters, may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other provisions of federal and state securities laws. Although the Company believes that the assumptions underlying such forward-looking statements contained in this Report are reasonable, any of the assumptions could be inaccurate and, accordingly, there can be no assurance that the forward-looking statements included herein will prove to be accurate. The use of such words as expect, anticipate, forecast, project, and comparable terms should be understood by the reader to indicate that the statement is “forward-looking” and thus subject to change in a manner that can be unpredictable. Factors that could cause actual results to differ from the results anticipated, but not guaranteed, in this Report, include (without limitation) economic and social conditions, competition for loans, mortgages, fluctuations in the mortgage industry and other financial services and products, changes in interest rates, unforeseen changes in liquidity, results of operations, and financial conditions affecting the Company’s customers, as well as other risks that cannot be accurately quantified or completely identified. Many factors affecting the Company’s financial condition and profitability, including changes in economic conditions, the volatility of interest rates, the demands for housing and real estate, political events and competition from other providers of financial services simply cannot be predicted. Because these factors are unpredictable and beyond the Company’s control, earnings may fluctuate from period to period. The purpose of this type of information is to provide Form 10-Q readers with information relevant to understanding and assessing the financial condition and results of operations of the Company, and not to predict the future or to guarantee results. The Company is unable to predict the types of circumstances, conditions, and factors that can cause anticipated results to change. Except as may be expressly required by applicable law, the Company does not undertake and specifically disclaims any plan or obligations to publicly release the result of any revisions that may be made to any forward-looking statements to reflect actual events, changes, circumstances or results.
(1) Basis of Presentation
The unaudited consolidated financial statements include the financial results of Mid-America Bancshares, Inc. and the wholly-owned subsidiaries, PrimeTrust Bank and Bank of the South, for the nine months ending September 30, 2007. The comparable period in 2006 includes the results of PrimeTrust Bank for the three and nine months plus the financial results of Bank of the South for the one month ended September 30, 2006. See note (2) to the consolidated financial statements.
The accompanying consolidated financial statements have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. Certain prior period financial information has been reclassified to conform with current period presentation.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements
(Unaudited)
(1) Basis of Presentation, Continued
In the opinion of management, the consolidated financial statements contain all adjustments and disclosures necessary to summarize fairly the financial position of Mid-America Bancshares, Inc. (the “Company”) as of September 30, 2007 and December 31, 2006 and the net earnings for the three and nine months ended September 30, 2007 and 2006, comprehensive earnings for the three and nine months ended September 30, 2007 and 2006, and changes in cash flows for the nine months ended September 30, 2007 and 2006. All significant intercompany transactions have been eliminated. The interim consolidated financial statements should be read in conjunction with the notes to the December 31, 2006 consolidated financial statements. The results for interim periods are not necessarily indicative of results to be expected for the complete fiscal year.
(2) Share Exchange
Effective September 1, 2006, the Company completed a share exchange with Bank of the South. For accounting purposes the transaction was treated as an acquisition of Bank of the South. In connection with the acquisition, 6,792,838 shares of the Company’s common stock were issued along with $11,000 of cash for fractional shares in exchange for 100% of the outstanding shares of Bank of the South (this represents a 2.1814 to 1 share exchange ratio). This resulted in a purchase price of $59,516,000 based on a valuation of the Company’s stock prior to the acquisition of $8.76 per share. The net earnings of Bank of the South for the period from September 1, 2006 through September 30, 2006 are included in the accompanying consolidated financial statements. A summary of the transaction is as follows:

(In Thousands)
Assets and liabilities of Bank of the South:
Cash and Federal funds	$15,323
Loans, net	287,950
Securities	71,532
Fixed assets	14,316
Other assets	4,137
Deposits	(350,164)
Other liabilities	(7,203)

Net book value	35,891
Value of stock issued	59,516

Excess purchase price	$23,625

Allocation of excess purchase price:
Premium on purchased deposits	$4,720
Market value adjustment to buildings	4,315
Loan discounts	(2,581)
Deposit discounts	526

6,980
Deferred taxes at 38.29%	(2,673)

4,307
Initial goodwill	19,318

Total allocation of excess purchase price	$23,625

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements
(Unaudited)
(3) Allowance for Loan Losses
We believe that our determination of the allowance for loan loss is an important judgment and estimate used in the preparation of our consolidated financial statements. The allowance for loan losses is an amount that management believes will be adequate to absorb estimated losses in the loan portfolio. The calculation is an estimate of the amount of loss in the loan portfolios of our subsidiary banks. A formal review is prepared quarterly by the Credit Administration Officer to assess the risk in the portfolio and to determine the adequacy of the allowance for loan losses. The review includes analysis of historical performance, the level of non-performing and adversely rated loans, specific analysis of certain problem loans, loan activity since the previous assessment, consideration of current and anticipated economic conditions, and other pertinent information. The level of the allowance to net loans outstanding will vary depending on the overall results of this quarterly assessment. The review is presented to and subsequently approved by the Board of Directors.
The Company uses a 9 point rating system for its loans. Ratings of 1 to 5 are considered pass ratings, 6 is special mention, 7 is substandard, 8 is doubtful and 9 is loss. These ratings are initially assigned by the loan officer and subsequently reviewed and adjusted, when determined to be appropriate, by the Credit Administration department. A summary of internally graded loans is presented in Item 2 of this Report.
Transactions in the allowance for loan losses were as follows:

	Nine Months Ended
	September 30,
	(In Thousands)
	2007	2006
Balance, January 1, 2007 and 2006, respectively	$7,755	$3,649
Add (deduct):
Losses charged to allowance	(341)	(151)
Recoveries credited to allowance	49	119
Provision for loan losses	1,232	247
Allowance acquired in acquisition of Bank of the South	—	3,202

Balance, September 30, 2007 and 2006, respectively	$8,695	$7,066

The provision for loan losses was $632,000 and $1,232,000 for the three and nine months ended September 30, 2007, respectively. For the same periods in 2006, the provision for loan losses was $83,000 and $247,000. The provision for loan losses is based on past loan experience for comparable institutions and other factors which, in management’s judgment, deserve current recognition in estimating loan losses. Such factors include growth and composition of the loan portfolio, review of specific loan problems, the relationship of the allowance for loan losses to outstanding loans, and current economic conditions that may affect the borrower’s ability to repay. Management has in place a system designed to identify and monitor problems on a timely basis.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements, Continued
(Unaudited)
(4) Earnings Per Share
Statement of Financial Accounting Standards (SFAS) No. 128 “Earnings Per Share” establishes uniform standards for computing and presenting earnings per share. SFAS No. 128 replaces the presentation of primary earnings per share with the presentation of basic earnings per share and diluted earnings per share. The computation of basic earnings per share is based on the weighted average number of common shares outstanding during the period. For the Company the computation of diluted earnings per share begins with the basic earnings per share plus the effect of common shares contingently issuable from stock options.
The following is a summary of the components comprising basic and diluted earnings per share (EPS) for the three and nine months ended September 30, 2007 and 2006:

	Three Months Ended
	September 30,
(In Thousands, except share amounts)	2007	2006
Basic EPS Computation:
Numerator — net earnings available to common shareholders	$1,792	$765

Denominator — weighted average number of common shares outstanding	13,947,271	9,136,015

Basic earnings per common share	$.13	$.08

Diluted EPS Computation:
Numerator — net earnings available to common shareholders	$1,792	$765

Denominator:
Weighted average number of common shares outstanding	13,947,271	9,136,015
Dilutive effect of stock options	232,488	113,757

	14,179,759	9,249,772

Diluted earnings per common share	$.13	$.08

	Nine Months Ended
	September 30,
(In Thousands, except share amounts)	2007	2006
Basic EPS Computation:
Numerator — net earnings available to common shareholders	$4,849	$1,902

Denominator — weighted average number of common shares outstanding	13,935,773	7,568,689

Basic earnings per common share	$.35	$.25

Diluted EPS Computation:
Numerator — net earnings available to common shareholders	$4,849	$1,902

Denominator:
Weighted average number of common shares outstanding	13,935,773	7,568,689
Dilutive effect of stock options	201,702	113,757

	14,137,475	7,682,446

Diluted earnings per common share	$.34	$.25

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements, Continued
(Unaudited)
(5) Employee Based Compensation Plans
Stock Options
Pursuant to the share exchange which became effective on September 1, 2006, the Company assumed the banks’ respective obligations under the PrimeTrust Bank 2001 Statutory-Nonstatutory Stock Option Plan, the PrimeTrust Bank 2005 Statutory-Nonstatutory Stock Option Plan and the Bank of the South 2001 Stock Option Plan. Options previously granted under these plans will continue to be exercisable for shares of holding company stock. All options related to the PrimeTrust Bank plans were converted at a ratio of 2 for 1 and all options related to Bank of the South plans were converted at a ratio of 2.1814 to 1. All options related to the previous plans of PrimeTrust Bank and Bank of the South were, or as a result of the share exchange transaction, became fully vested and thus exercisable. No other options can be issued under the previous plans. Options issued under these bank plans are now exercisable solely for common stock of the Company rather than for securities of the respective bank.
The directors and shareholders of Mid-America Bancshares, Inc. adopted the Mid-America Bancshares, Inc. 2006 Omnibus Equity Incentive Plan (“Company Plan”) on September 1, 2006. The Equity Incentive Plan will be utilized for future Equity Incentive Awards. Awards granted under the Equity Incentive Plan will be in addition to stock options that may be exercised under the banks’ respective plans. The Company plan provides for granting of stock options, and authorizes the issuance of common stock upon the exercise of such options for up to one million shares (1,000,000) to the employees and directors of the Company. Under the Company Plan, stock option awards may be granted in the form of incentive stock options, non-qualified stock options, stock appreciation rights, restricted shares, stock units, performance units and other awards. They are generally exercisable for ten years following the date such award is granted.
Restricted Equity Incentives
The Company has authorized the issuance of shares of its common stock for restricted stock awards to employees and non-employee directors. At December 31, 2006, the Board had granted 260,000 restricted shares to executive employees and non-employee directors. The recipients have the right to vote and receive dividends but cannot sell, transfer, assign, exchange, pledge, hypothecate or otherwise encumber the shares so long as restrictions apply. Restrictions lapse at the rate of 10% each year of service. The first restrictions lapsed on September 1, 2007, with respect to 26,000 restricted shares.
Statement of Financial Accounting Standards No. 123 (Revised 2004) SFAS No. 123R, “Share-Based Payment” was adopted by the Company as of January 1, 2006. This accounting standard revises Statement of Financial Accounting Standards No. 123 (SFAS No. 123), “Accounting for Stock-Based Compensation” by requiring that all share-based payments to employees, including grants of employee stock options, be recognized in the financial statements based on their fair values at the date of grant.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements, Continued
(Unaudited)
(5) Employee Based Compensation Plans, Continued
Restricted Equity Incentive Plan, Continued
A summary of the activity within the equity incentive plans during the nine months ended September 30, 2007 and information regarding expected vesting, contractual terms remaining, intrinsic values and other matters is as follows:

	Incentive	Stock		Non-
	Stock	Appreciation	Restricted	Qualified
	Options	Rights	Stock	Stock Options	Total
Outstanding at December 31, 2006	622,191	36,150	260,000	565,704	1,484,045
Granted	—	2,000	—	4,000	6,000
Exercised	(44,019)	—	(26,000)	(2,570)	(72,589)
Forfeited or expired	(11,916)	(3,030)	—	(2,500)	(17,446)

Outstanding at September 30, 2007	566,256	35,120	234,000	564,634	1,400,010

Exercisable at September 30, 2007	566,256	6,580	—	111,045	683,881

Weighted average exercise price for shares outstanding	$7.62	$8.91	$8.76	$8.44

Weighted average exercise price for shares exercisable	$7.62	$8.76	—	$7.04

Remaining weighted average contractual life for shares outstanding, in years	6.83	8.96	8.93	8.51

Remaining weighted average contractual life for shares exercisable, in years	6.83	8.83	—	6.77

Aggregate intrinsic values of shares outstanding	$2,482,684	$108,409	$758,160	$2,011,101

Aggregate intrinsic value of exercisable shares	$2,482,684	$21,319	$—	$550,433

As of September 30, 2007, the Company had recorded an estimated $3,013,000 of total unrecognized compensation expense related to unvested share-based compensation arrangements granted under our equity incentive plans. That expense is expected to be recognized over a weighted-average period of 4.64 years.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements, Continued
(Unaudited)
(5) Employee Based Compensation Plans, Continued
Restricted Equity Incentive Plan, Continued
During the three month and nine month periods ended September 30, 2007, we recorded share-based compensation expense for stock-based awards granted after January 1, 2006, based on the fair value estimated using the Black-Scholes valuation model. For these awards, we have recognized compensation expense using a straight-line amortization method reduced for estimated forfeitures. The impact of recording stock-based compensation in accordance with SFAS No. 123(R) for the three and nine month periods ended September 30, 2007 is as follows:

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2007	2007
	(In Thousands)
Stock-based compensation expense	$97	$295
Deferred income tax benefit	(37)	(113)

Impact of stock-based compensation expense, after tax effect	$60	$182

For 2007 the fair value of each equity incentive award is estimated on the date of grant using the Black-Scholes valuation model that uses the assumptions noted in the following table. Expected volatilities are based on monthly calculations performed by management using industry data. The Company’s expected dividend yield is based on future projections of income and capital level to support anticipated growth. The expected term of equity incentives granted was calculated using the “simplified” method for plain vanilla options as explained in Staff Accounting Bulletin 107. The risk-free rate for periods within the contractual life of the equity incentive is based on the U.S. Treasury yield curve in effect at the time of grant.

	2006/2007
	Stock
	Appreciation	Restricted	Stock
	Rights	Stock	Options
Expected volatility	14.36% to 15.20%	15.20%	14.30% to 15.20%
Expected dividend yield	1.00%	1.00%	1.00%
Expected term, in years	6.50	7.75	7.00 to 7.75
Risk-free rate	4.69% to 5.10%	4.69%	4.51% to 4.69%
Expected volatility was most recently calculated at 18.18% based upon the consideration of historical and implied volatility of similar publicly traded companies.
Prior to December 31, 2005, the Company approved the acceleration of vesting of all of its equity incentives that had been granted prior to adoption of SFAS No. 123R. The impact was to eliminate $289,000 from net earnings for periods subsequent to January 1, 2006.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements, Continued
(Unaudited)
(6) Definitive Merger Agreement
On August 15, 2007, the Company announced that it had entered into an agreement pursuant to which it would merge with and into Pinnacle Financial Partners Inc. (Nasdaq/NGS: PNFP). The following summary is qualified in its entirety by reference to the Agreement and Plan of Merger (“Agreement”) dated August 15, 2007, by and between the Company and Pinnacle Financial Partners, Inc. (“PNFP”), a copy of which Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (“SEC”) on that date. Pursuant to the Agreement, Pinnacle agreed to acquire all of the common stock of the Company. The terms of the Agreement specify that each non-dissenting share of the Company will receive 0.4655 shares of Pinnacle common stock and $1.50 in cash, with the result that the merger consideration for Company shares approximates 90 percent paid in Pinnacle common shares and 10 percent paid in cash. Pinnacle filed a Registration Statement on Form S-4 on September 17, 2007, which was assigned Commission File number 333-146128 (“Registration Statement”) and to which the reader should refer for additional information about the Company and the proposed merger. The Company and Pinnacle have distributed a Joint Proxy Statement and Prospectus pursuant to the Registration Statement to their respective shareholders describing items of business, including the Agreement and the proposed merger, to be considered at a special meeting of each company’s shareholders. Presently, the Company expects to hold its special meeting of shareholders on November 27, 2007, at the offices of Bank of the South, 551 North Mt. Juliet Road, Mt. Juliet, Tennessee, to consider and vote upon the Agreement and the proposed merger (among other items of business). Subject to shareholder and regulatory approval and customary closing conditions, the transaction is presently expected to close in late 2007. At that time, the Company will merge with and into Pinnacle and its separate corporate existence will cease.
(7) Acquisition
As referenced in the “Share Exchange”, at note 2 we consummated our share exchange, which we regard as a “merger of equals,” on September 1, 2006. For accounting purposes, the transaction was treated as if the shareholders of PrimeTrust Bank had formed a holding company, exchanged their shares of PrimeTrust Bank for the holding company’s shares, and then acquired Bank of the South. In the share exchange, shareholders of PrimeTrust Bank received 2.00 shares of MBI stock for each share of PrimeTrust Bank stock and shareholders of Bank of the South received 2.1814 shares of MBI stock for each share of Bank of the South stock. Immediately prior to the acquisition of Bank of the South, a reorganization of PrimeTrust Bank occurred whereby 100% of the stock of PrimeTrust Bank was exchanged for 100% of the stock of Mid-America Bancshares, Inc. and then a two-for-one split occurred resulting in 6,814,462 shares being issued to PrimeTrust Bank shareholders. In connection with the acquisition, 6,792,838 shares of Mid-America Bancshares, Inc. were issued to Bank of the South shareholders which results in a 2.1814 exchange ratio to the Bank of the South shareholders. The proforma share exchange was valued at $8.76 per share. All per share amounts for 2005 have been retroactively adjusted to reflect the impact of the 2 of 1 stock split in PrimeTrust Bank stock. The financial information herein includes the activities of Bank of the South since September 1, 2006 and PrimeTrust Bank since January 1, 2006.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements, Continued
(Unaudited)
(7) Acquisition, Continued
Proforma results of operations for the nine months ended September 30, 2006 are as follows:

	September 30, 2006
		Mid-
	Bank of the	America	Pro Forma Adjustments
	South	Bancshares					Pro Forma
	(6)	(7)	Dr.		Cr.		Combined
	(In Thousands)
Interest income	$16,864	25,877			410	(1)	43,151
Interest expense	7,833	13,360	155	(2)			21,348

Net interest income	9,031	12,517					21,803
Provision for loan losses	(184)	(247)					(431)

Net interest income after provision for loan losses	8,847	12,270					21,372

Non-interest income	1,828	3,530					5,358
Non-interest expense	7,551	13,215	450	(3)
			72	(4)			21,288

Income before income taxes	3,124	2,585					5,442
Income tax expense	1,093	683			102	(5)	1,674

Net income	$2,031	1,902					3,768

Proforma per share information:
Basic earnings per common share							$.28

Diluted earnings per common share							$.27

Weighted average share outstanding:
Basic							13,618,229

Diluted							13,731,986

(1)	Amortization of loan discount for 8 months ($2,581,000 over 4.2 years).

(2)	Amortization of certificate of deposit discount for 8 months ($526,000 in various amounts over 4 years).

(3)	Amortization of core deposits — base premium for 8 months ($4,720,000 over 7 years).

(4)	Additional depreciation of step-up of fixed asset for 8 months.

(5)	Income tax benefit related to amortization of intangible assets for 8 months.

(6)	Actual Bank of the South results for the 8 months ended August 31, 2006.

(7)	Actual results for the nine months ended September 30, 2006, including all activity relating to the Bank of the South assets and liabilities assumed in the merger subsequent to August 31, 2006.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements, Continued
(Unaudited)
(8) Acquired Intangible Assets and Goodwill
In connection with the share exchange certain intangible assets were acquired and goodwill arose summarized as follows:

In Thousands
Intangibles:
Deposit base premium	$4,720

Accumulated amortization as of September 30, 2007	$759

Amortization expense for the nine months ended September 30, 2007	$534

Estimated amortization expense:
Remaining for 2007	$181
For year ended 2008	704
For year ended 2009	704
For year ended 2010	704
For year ended 2011	704
For year ended 2012	704
The deposit base premium is being amortized on a straight-line basis over 7 years.

In Thousands
Goodwill:
Balance January 1, 2007	$19,147
Goodwill acquired during 2007	—

Balance September 30, 2007	$19,147

Goodwill will be evaluated for impairment annually.
In connection with the acquisition of Academy Bank, Bank of the South entered into certain non-compete agreements. One agreement totaling $288,000 covers a five year non-compete period and certain other agreements totaling $112,000 cover two year periods. All agreements commenced effective June 1, 2005 and are being amortized on a straight-line basis over the lives of their respective contracts.

MID-AMERICA BANCSHARES, INC.
Notes to Consolidated Financial Statements, Continued
(Unaudited)
(8) Acquired Intangible Assets and Goodwill, Continued
In addition to the deposit base premium and goodwill the transaction to acquire Bank of the South resulted in additional allocations of excess purchase price including a loan discount of $2,581,000, a discount on time deposits of $526,000 and a mark to market adjustment of $4,315,000 related to real estate. These items are included in their respective categories in the attached financial statements. The amortization of the loan and deposit discounts will be reflected as yield adjustments and the real estate market adjustment will be depreciated. The following is a summary of the amortization and depreciation of these items for the next five years.

		Real Estate
	Loan	Discount	Time
	Discount	Adjustment	Deposit
Amortization/depreciation Period	4.2 Years	40 years	Various
Remaining for 2007	(156)	27	25
Year ended 2008	(620)	108	102
Year ended 2009	(620)	108	85
Year ended 2010	(513)	108	28
Year ended 2011	—	108	—
Year ended 2012	—	108	—
Amortization/(accretion) depreciation period	4.2 Years	40 Years	Various